Exhibit 10.4

WAIVER
AND
AMENDMENT NUMBER ONE
TO
AMENDED AND RESTATED CREDIT AGREEMENT
dated as of June 28, 2009
between
ULTRALIFE CORPORATION
and
THE LENDERS PARTY THERETO
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

WAIVER
AND
AMENDMENT NUMBER ONE
TO
AMENDED AND RESTATED CREDIT AGREEMENT
     This Waiver and Amendment Number One to Amended and Restated Credit Agreement (the “Amendment”), dated as of June 28, 2009, is made by and between ULTRALIFE CORPORATION (the “Borrower”) and the Lenders party to the Credit Agreement and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders (in such capacity, the “Agent”).
Background Statement
     The Borrower, the Lenders and the Agent have previously entered into, among other agreements, an Amended and Restated Credit Agreement, dated as of January 27, 2009 (the “Credit Agreement”). The total aggregate amount of the Lenders’ Commitments thereunder is $35,000,000, and as of June 28, 2009, the Borrower owed the Lenders under the Credit Agreement an outstanding aggregate principal amount of $24,219,060 under the Revolving Loans and Letters of Credit and $166,666.07 under the Term Loan and owes Agent and Lenders interest, costs, fees and expenses as set forth therein. The Borrower has notified the Agent that the Borrower has failed to meet the financial covenants described in the Credit Agreement. The Borrower has requested that the Lenders and Agent waive compliance with certain covenants contained the Credit Agreement and the Borrower, the Lenders and the Agent desire to amend the Credit Agreement as referenced herein. Each Subsidiary that has provided a Guarantee derives a financial benefit from its relationship with the Borrower and will continue to enjoy such benefit as a result of the waiver and amendments.
Statement of Consideration
     Accordingly, in consideration of the premises and under the authority of Section 5-1103 of the New York General Obligations Law, the parties agree as follows:
Agreement
     1. Defined Terms. The terms “this Amendment”, “hereunder” and similar references in the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
     2. Amendments. Effective upon the satisfaction of all conditions specified in Section 4 hereof, the Credit Agreement is hereby amended as follows:
          A. The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
“Amendment No. 1” means that certain Waiver and Amendment Number One to Amended and Restated Credit Agreement dated as of June 28, 2009 among Borrower, Administrative Agent and Lenders.
“Banking Services Obligations” means each and all obligations whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore) in connection with Banking Services.

“Banking Services” means each and any of the following bank services to Borrower or any Subsidiary by a Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Report(s)” means report(s) prepared by the Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Borrower’s assets from information furnished by or on behalf of the Borrower.
          B. The definition of “Applicable Revolving Rate” as set forth in Section 1.01 of the Credit Agreement is hereby amended so that the following provision is added to the end thereof:
Provided further, however, commencing on the date of Amendment No. 1 and continuing thereafter, the Applicable Revolving Rate with respect to the Facility Fee Rate shall be 100 basis points, the Eurodollar Spread shall be 500 basis points, the ABR1 Spread shall be 200 basis points and the ABR2 Spread shall be 400 basis points.
          C. Section 5.01 of the Credit Agreement is hereby amended so that: (i) in subsection (f) thereof the word “and” at the end of such subsection is hereby deleted, (ii) in subsection (g) thereof the period “.” at the end of such subsection is hereby deleted and replaced with “; and” , and (iii) the following subsection is added thereto in the appropriate alphabetical order:
(h)	On a weekly basis, the Borrower’s rolling thirteen (13) week cash forecast, in form historically prepared by Borrower.
          D. The following are hereby added as new Sections 5.10 and 5.11 of the Credit Agreement:
5.10	Reports. The Borrower (a) acknowledges and agrees that the Lenders require a more detailed review and analysis of the Borrower’s projections and assets and that the Agent and Lenders shall conduct or shall engage third party examiners or other professionals to conduct (i) an asset valuation/appraisal of the Borrower’s and the Subsidiaries’ inventory, machinery and equipment, and (ii) a field audit examination of the Borrower’s and Subsidiaries’ books, records and collateral and prepare a Report with respect thereto, (b) shall cooperate with the Agent, Lenders and/or such examiners/professionals in the preparation of such Reports and shall provide to such parties, in a reasonably prompt manner, all such documents, reports, agreements, financial and other information and other items as may be reasonably requested with respect to the Borrower and its business, and (c) shall pay and/or reimburse the Agent and Lenders upon demand, all costs and expenses incurred by the Agent, Lenders and/or their respective Affiliates in connection with such appraisals, field examinations and audits (including, without limitation, examiners fees, travel expenses and duplication costs) and the preparation of the Reports based on the fees charged by a third party retained by the Agent or any Lender or the internally allocated fees for each Person employed by the Agent or any Lender with respect to such asset valuation/appraisal and/or field audit examination.
5.11	Guaranty of Subsidiaries’ Banking Services Obligations. Borrower hereby unconditionally and irrevocably guarantees, without any setoff or other deduction, the payment when due whether by acceleration or lapse of time or otherwise of all Banking Services Obligations of any Subsidiary now or hereafter existing whether such obligations are arising or accruing prior or subsequent to any commencement of any case or other proceeding pursuant to any bankruptcy, insolvency or similar statute and whether or not allowed as a claim in any such case or other proceeding. Such guarantee is continuing, absolute and unconditional and a guaranty of payment rather than collection. Borrower shall pay to each Lender on demand each cost and expense (including, but not limited to, if such Lender retains counsel for advice, litigation or any other purpose, reasonable attorneys fees and disbursements) hereafter incurred by such Lender in endeavoring to enforce any Banking Services Obligations of any Subsidiary or preserve or exercise any right or remedy of any Lender pursuant to this Agreement or arising as a result of this Agreement. This Section 5.11 shall remain in full force and effect and shall terminate only upon (a) the termination of all agreement(s) of each Lender to extend Banking Services to any Subsidiary and (b) the final indefeasible payment in full of the obligations of Borrower under this Agreement and any other agreement executed in connection herewith, including each cost and expense that Borrower is obligated to pay pursuant to this section of this Agreement. Borrower agrees not to exercise any right of subrogation, indemnification, reimbursement or contribution and each similar right against such Subsidiary heretofore or hereafter arising in connection with this Agreement or any other agreements in connection therewith (including but not limited to pursuant to any agreement providing any collateral) until the guaranteed obligation has been satisfied.
          E. Section 6.01 of the Credit Agreement is hereby amended so that it is deleted in its entirety and replaced with the following:
“Section 6.01. Indebtedness. The Borrower will not, and will not permit, any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
     (a) Indebtedness created hereunder;
     (b) Indebtedness or Guarantees existing on the date of Amendment No. 1 as set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;
     (c) [Intentionally omitted]
     (d) [Intentionally omitted]
     (e) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $3,000,000 in the aggregate at any time outstanding owed to any Lender (excluding those amounts permitted under subsection (g) hereof) or $1,000,000 in the aggregate at any time outstanding owed to any other Person;
     (f) Indebtedness of the Borrower or any Subsidiary as an account party in respect of trade letters of credit.
     (g) [Intentionally omitted]
     (h) Intercompany loans permitted under Section 6.04(c) hereof.
          F. Section 6.04 of the Credit Agreement is hereby amended so that it is deleted in its entirety and replaced with the following:
Section 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:
     (a) Permitted Investments;
     (b) Investments by the Borrower (i) existing on the date of Amendment No. 1 in its domestic Subsidiaries which have provided Security Agreements and Guarantees to the Administrative Agent and (ii) existing on the date of Amendment No. 1 in its other Subsidiaries as set forth on Schedule 6.04 hereof;
     (c) Loans or other advances and/or investments made after the date hereof to or in Able Holding and/or Able Operating not to exceed $500,000 at any one time outstanding;
     (d) Guarantees constituting Indebtedness permitted by Section 6.01;
     (e) loans or advances made by the Borrower to its employees for emergency purposes, in accordance with the Borrower’s standard procedures, not to exceed in the aggregate $250,000 at any one time outstanding; and

     (f) [Intentionally omitted]
          G. Section 6.06 of the Credit Agreement is hereby amended so that it is deleted in its entirety and replaced with the following:
Section 6.06. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries wholly owned by the Borrower may declare and pay dividends ratably with respect to their Equity Interests, and (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries.
          H. Schedule 6.01 of the Credit Agreement is hereby amended so that it is deleted in its entirety and replaced with the Schedule 6.01 attached to this Amendment.
     3. Waiver of Existing Covenant Violations. The Borrower has advised the Agent that it is not in compliance with the financial covenants set forth in subsections (a) and (b) of Section 6.09 of the Credit Agreement for the fiscal quarter ending June 28, 2009 (the “Existing Event of Default”). Subject to satisfaction of the conditions in Section 5 hereof, Lenders and Agent shall waive the right to exercise their respective rights and remedies under the Credit Agreement and Loan Documents arising from the Existing Event of Default. This Waiver is limited to the Existing Event of Default and does not apply to any other covenant or time period as set forth in the Credit Agreement.
     4. Representations. The Borrower hereby represents and warrants to the Lenders and the Agent that: (i) the covenants, representations and warranties set forth in the Credit Agreement are true and correct on and as of the date of execution hereof as if made on and as of said date and as if each reference therein to the Credit Agreement were a reference to the Credit Agreement as amended by this Amendment; (ii) except the Existing Event of Default, no Default or Event of Default specified in the Credit Agreement has occurred and is continuing, (iii) since the date of the Credit Agreement, there has been no material adverse change in the financial condition or business operations of the Borrower and its Subsidiaries which has not been disclosed to Lenders; (iv) the making and performance by the Borrower and its Subsidiaries of this Amendment have been duly authorized by all necessary corporate action, and do not, and will not, (a) contravene the Borrower’s certificate of incorporation or by-laws, (b) violate any law, including without limitation the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any rule, regulation (including Regulations T, U or X of the Board of Governors of the Federal Reserve System) order, writ, judgment, injunction, decree, determination or award, and (c) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, note, mortgage, deed of trust or any other material instrument or agreement binding on the Borrower or any Subsidiary or any of their properties or result in or require the creation or imposition of any lien upon or with respect to any of their properties; (v) this Amendment has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms; (vi) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (a) the due execution, delivery or performance by the Borrower of this Amendment or any other agreement or document related hereto or contemplated hereby to which the Borrower is or is to be a party or otherwise bound, or (b) the exercise by the Agent or any Lender of its rights under the Credit Agreement as modified by this Amendment; and (vii) the security interests and charges granted by the Borrower and its Subsidiaries pursuant to the Security Agreements continue to constitute valid, binding and enforceable, first in priority Liens on the Collateral, subject only to Liens permitted under the terms of the Security Agreements and Credit Agreement.

     5. Conditions of Effectiveness. The effectiveness of the amendments and waiver set forth above are subject to the satisfaction, in form and substance satisfactory to the Agent, of each of the following conditions precedent:
          A. The Borrower agrees to the terms hereof, and executes this Amendment and four (4) completely executed originals thereof are delivered to Agent by 3:00 p.m. Eastern Time on August 7, 2009 (the “Delivery Date”), time being of the essence, and each Lender executes this Amendment and delivers to the Agent the same on or about the Delivery Date.
          B. Each Guarantor acknowledges and consents to the terms hereof and executes the form consent and acknowledgment attached to this Amendment and four (4) completely executed originals thereof are delivered to Agent by the Delivery Date, time being of the essence.
          C. The representation and warranties contained in Section 3 hereof and in the Credit Agreement shall be true, correct and complete as of the effective date of this Amendment as though made on such date.
          D. The Agent shall have received $35,000 from Borrower for the benefit of the Lenders on a pro rata basis in consideration of the waiver and amendments set forth herein.
     6. Covenants.
          A. Borrower hereby covenants and agrees to cooperate with the Agent in any manner reasonably necessary in order to promptly continue, or in the case of after-acquired property, create a first lien in favor of the Agent, on behalf of the Lenders, in all personal property assets acquired by Borrower or its Subsidiaries.
          B. Borrower agrees to execute and deliver or cause to be delivered all documents necessary and do or cause to be done all things necessary to effect the transactions contemplated herein. If, for example, it is determined that there is an error in any document executed in connection herewith, Borrower agrees to execute and deliver or cause to be executed and delivered to Lender a corrected document.
          C. Borrower agrees to pay on demand all costs and expenses of Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment and the other documents related hereto, including the fees and out-of-pocket expenses of counsel for Agent and Lenders.
     7. Reference to and Effect on Loan Documents.
          A. Upon the effectiveness hereof, each reference in the Credit Agreement to “this Amendment,” “hereunder,’ “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
          B. Except as specifically amended above, the Credit Agreement, and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
          C. The waiver set forth in Section 3 hereto is only applicable and shall only be effective in the specific instance and for the specific purpose for which made, is expressly limited to the facts and circumstances referred to herein, and shall not operate as (i) a waiver of, or consent to non-compliance with any other provision of the Credit Agreement or any other Loan Document, (ii) a waiver or modification of any other right, power or remedy of either the Agent or any Lender under the Credit Agreement or any Loan Document, or (iii) a waiver or modification of, or consent to, any other Event of Default or Default under the Credit Agreement or any Loan Document.

     8. Waiver and Release. As a material inducement for, and in consideration of, the Lenders’ and Agent’s agreements herein, the Borrower, by signing this Amendment, hereby forever waives, releases, remises and discharges any and all rights to assert any and all defenses to and setoffs, counterclaims, and claims of every kind against any Lenders or Agent, its respective agents, servants, employees, officers, directors and attorneys now existing or arising hereafter on the basis of actions or events occurring on or prior to the date hereof. Each of the parties signing this Amendment confirms that the foregoing waiver and release is informed and freely given.
     9. Representation by Counsel. Borrower hereby represents and warrants to the Lenders and Agent that throughout the negotiations, preparation and execution of this Amendment and the closing hereunder, Borrower has been represented by legal counsel of its own choosing and that this Amendment was entered into by the free will of Borrower and pursuant to arm’s-length negotiations.
     10. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of New York without regard to any conflicts-of-laws rules which would require the application of the laws of any other jurisdiction.
     11. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
     12. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all or which taken together shall constitute but one and the same instrument.
     13. Entire Agreement. This Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instrument purporting to be an agreement of the parties hereto relating to the transactions contemplated hereby. In the event of an express conflict between this Amendment and any Loan Document, this Amendment shall control. The fact that Borrower, any guarantor and Lender have had discussions previously or will have discussions on subsequent occasions regarding the status of the Loans or Commitment or the Existing Event of Default does not in any manner, either expressly or implied, constitute a waiver, rescission, release or modification of, or an agreement to waive, rescind, release, forbear or modify any right or rights which Agent or any Lender may have by law or regulation or pursuant to any document previously executed in connection with the Loans and Commitment, except for Agent’s and Lenders’ agreements herein to waive exercising certain rights and remedies under the Loan Documents resulting from the Existing Event of Default subject to the terms hereof, and such discussions are held without prejudice to any pending or future judicial or non-judicial proceedings. Any agreement, waiver, rescission, release, amendment, offer to compromise, settle or forbear, modification of rights, extension of time or change of position regarding the Loans and Commitment or Event of Default arising from any such discussion will be effective and binding on a party if, and only if, incorporated in writing subscribed by the party to be bound thereby. This Amendment may not be changed orally but only by an agreement in writing signed by a duly authorized officer of Agent, Lenders and the Borrower. The Background Statement in this Amendment is deemed to be incorporated into this Amendment as if fully set forth herein. The Borrower acknowledges and agrees to the accuracy of the Background Statement in this Amendment.
     14. Third Parties. The provisions of this Amendment whether express or implied shall not give any third party (other than successors and assigns of the parties permitted under the Loan Documents) any benefit of any equitable or legal right, remedy or claim under applicable law.
     15. Invalidity. If any provision or part of any provision contained in this Amendment shall be found for any reason to be illegal, invalid or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions or the remaining part of any effective provisions of this Amendment and this Amendment shall be construed as if such invalid, illegal, or unenforceable provisions or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability. In addition, a comparable, enforceable provision or part thereof, as close as possible to such invalid, illegal or unenforceable provision or part thereof, if any exists, shall be deemed incorporated in this Amendment, as if part of this Amendment from its inception.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective representatives thereunto duly authorized as of the date first above written.

ULTRALIFE CORPORATION
	By:	/s/ John C. Casper
		Name:	John C. Casper
		Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A., as Agent
	By:	/s/ Thomas C. Strasenburgh
		Name:	Thomas C. Strasenburgh
		Title:	Vice President

LENDERS:	JPMORGAN CHASE BANK, N.A.
	By:	/s/ Thomas C. Strasenburgh
		Name:	Thomas C. Strasenburgh
		Title:	Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY
	By:	/s/ Jon Fogle
		Name:	Jon Fogle
		Title:	Vice President